REGISTRATION AND SALE RIGHTS AGREEMENT

         THIS REGISTRATION AND SALE RIGHTS AGREEMENT is made as of June 28, 1996, by and among U.S. Diagnostic Labs Inc. a Delaware corporation ("USDL" or the "Company") and the holders of USDL securities set forth on Schedule A hereto (the "Holders").

                                    RECITALS

         WHEREAS, the Company and the Holders are parties to the Asset Purchase Agreement of even date herewith (the "Purchase Agreement") relating to the purchase by a subsidiary of the Company of substantially all of the assets of partnerships in which the Holders were partners, the consideration of which consisted in part of Common Stock, $.01 par value, of the Company ("USDL Common Stock");

         WHEREAS, in order to induce the Holders to enter into the Purchase Agreement and to induce the Company to purchase such assets pursuant to the Purchase Agreement, the Holders and the Company hereby agree that this Agreement shall govern (i) the rights of the Holders to cause the Company to register shares of USDL Common Stock issued to Holders, (ii) the terms of the voting proxy granted by the Holders and (iii) certain other matters as set forth herein;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. REGISTRATION RIGHTS. The Company covenants and agrees with respect to the USDL Common Stock, as follows:

         1.1      DEFINITIONS.  For purposes of this Section 1:

         (a)      The term "Act" means the Securities Act of 1933, as amended.

         (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.12 hereof.

         (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         (d) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document under the Act, and the declaration or order of effectiveness of such registration statement or document.

         (e) The term "Registrable Securities" means the USDL Common Stock issued pursuant to the Purchase Agreement any other USDL Common Stock or other securities issued in repect of such securities, excluding in all cases (x) any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned or are assigned in violation of this Agreement and (y) any Registrable Securities that have already been registered under the Act or which are freely transferable without registration under the Act due to the lapse of time or otherwise and which are not subject to any sales volume limitation under Rule 144 (as hereafter defined) based on the Holder's holding's of Registrable Securities.

         (f) The number of shares of "Registrable Securities then outstanding" for the Company shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

         (g)      The term "SEC" shall mean the Securities and Exchange
Commission.

         1.2      REQUIRED FOR REGISTRATION.

         (a) On or prior to December 1, 1996, the Company shall file with the SEC a registration statement on Form S-3 or any other form permitted under the Act covering the registration of the Registrable Securities and use its best efforts to effect such registration under the Act covering the Registrable Securities no later than January 31, 1997.

         (b) Notwithstanding the foregoing, the Company shall be permitted to postpone the filing of any registration pursuant to this Section 1.2 if during the period from November 1, 1996 to January 31, 1997, the Company is engaged, or has fixed plans to engage prior to February 28, 1997, in a registered public offering in which at least 180,000 shares of Registrable Securities will be included, or is engaged, or has fixed plans to engage within ninety (90) days of December 1, 1996, in an acquisition that requires the filing of two years financial statements under Section 3-05 of Regulation S-X or the filing of a registration statement on Form S-4 or any other activity that, in the good faith determination of the Board of Directors of the Company, would require premature disclosure of such activity to the material detriment of the Company, then the Company may at its option direct that such filing be delayed for a period not in excess of sixty (60) days from the disclosure of such acquisition or activity, or the date of commencement of such other material activity, as the case may be, but in no event later than March 1, 1997.

         1.3 "PIGGY-BACK" REGISTRATION RIGHTS. If (but without any obligation to do so), during the three (3) year period commencing on the date hereof, the Company proposes to register any of its Common Stock under the Act (a) in connection with a public offering by the Company solely for cash or (b) on behalf of stockholders other than the Holders in an underwritten offering or (c) on behalf of any of its executive officers (other than a registration on Form S-8 or S-4 or relating solely to the sale of securities to participants in a Company stock plan), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) business days after sending of such notice by fax and overnight courier by the Company, the Company shall, subject to the limitations set forth in this Agreement (including the limitations of Section 1.7), include in the Company's registration statement under the Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that (i) the Company shall not be obligated to effect any registration pursuant to this Section 1.3 after the Company has effected two (2) such registrations and each such registration has been declared or ordered effective and the Holders have had an opportunity to sell, (ii) the Company need not include any Registrable Securities in any registration statement not relating to a non-underwritten offering if such Registrable Securities are included in a then current registration statement and (iii) nothing in this Section 1.3 shall prevent the Company from at any time abandoning or delaying any such registration without obligation to any Holder.

         1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities or to include Registrable Securities in a registration statement, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of one year or such shorter period as required until the distribution contemplated in the Registration Statement has been completed; provided, however, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.6 EXPENSES OF REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to any of the Holders. Notwithstanding the foregoing, each Holder shall pay all registration expenses which such Holder is required to pay under applicable law.

         1.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of USDL Common Stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion, supported by a written opinion, will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be offered, other than by the Company, that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, if any, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence. The Company shall not grant any other stockholder the right to include any shares of Common Stock in such registration statement in priority to the Holders.

         1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, or any rule or regulation promulgated under the Act, and the Company will pay to each such Holder, underwriter or controlling person any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished for use in connection with such registration by any such Holder, underwriter or controlling person.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering relating to securities sold by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

         (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.9 LOCK-UP PROVISION. (a) Each Holder hereby agrees to be subject to a lock-up until the earlier of June 30, 1997 or such date on which the Company announces earnings which are sufficient to release the Escrow Shares (as defined in the Company's prospectus dated August 11, 1995) to the owners thereof as a result of the Company having achieved the "Minimum Pretax Income" required for their release (the "Waiver Acceleration Event") pursuant to the terms of the Escrow Agreement governing such shares. During such lock-up period, the Holder agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, provided that the lock-up shall be released on an aggregate of 60,000 shares per month commencing February 1, 1997 until June 30, 1997 provided that no more than an aggregate of 120,000 shares may be sold by the Holders in any calendar month until June 30, 1997. This Section 1.9 shall be binding upon any transferee of the Registrable Securities and the certificates shall bear a legend to such effect.

         (b) To the extent that any executive officer of the Company sells in a transaction on the Nasdaq National Market for his own account more than 10,000 shares of USDL Common Stock in any fiscal quarter, then the lock-up in Section 1.9(a) above shall be released on such number of shares of USDL Common Stock held by Holder calculated by multiplying the number of shares held by such Holder by a fraction, the numerator of which is the number of shares of USDL Common Stock sold by such executive officer and the denominator is the number of shares of USDL Common Stock beneficially owned by such executive officer prior to such sale. To the extent that such shares are not subject to an effective registration statement, then the Company will be obligated to purchase the number of shares permitted to be sold by Holder at the same gross price with no commission or mark-up deducted that the executive officer sold shares.

         (c) In order to enforce the foregoing covenant, the Company may impose stock-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  2.       TAG ALONG RIGHTS; PROXY.

         2.1 TAG ALONG RIGHTS. In the event of a "Change in Control" of the Company, the Company shall be obligated to purchase from each Holder all shares of Registrable Securities held by a Holder at a per share price equal to the highest per price share received by the Company's executive officers and directors as of the date of this Agreement ("Management") in any sale transaction made by any such person in the twelve (12) month period prior to, or in conjunction with, the Change of Control. For purposes of this section 2.1 "Change of Control" shall mean any sale or transfer of USDL Common Stock by Management which results in a reduction of 25% or more in the number of shares of USDL Common Stock beneficially owned by such persons as a group on the date of this Agreement; provided that the cancellation of the Escrow Shares referred to in Section 1.9 above and the sale by Gordon Rausser of up to 200,000 shares shall be excluded from such calculation.

         2.2 VOTING AGREEMENT AND PROXY. The Holders hereby grant to Jeffrey A. Goffman, Chairman of the Board of the Company, an irrevocable proxy to vote the Registrable Securities in the election of directors of the Company and in any vote of stockholders involving proposed changes of control, mergers and other similar extraordinary transactions. Such proxy will be voted at the direction of a majority of the Board of Directors of the Company. Such proxy shall have a term of three years, but shall automatically terminate upon the sale of such shares by a Holder to an unaffiliated third party. Holders agree to execute any documents necessary to enforce the provisions of this section.

         2.3 SELLING AGENT; BLOCK TRADES. If a Holder desires to sell any Registrable Securities in an open market transaction prior to June 30, 1998, such shares shall be made through D. H. Blair & Co., Inc. ("Blair") or another market maker reasonably acceptable to the Company and the Holder (a "Sales Agent"). Prior to the appointment of a Sales Agent other than Blair, such Sales Agent shall agree, if requested by the Company, to execute any such sales in a manner which does not have a material adverse impact on the market for the USDL Common Stock. Any such sales shall be on terms to be negotiated between the Sales Agent and the Holder. A Holder shall not be obligated to use any Sales Agent who requests such Holder to pay any fees other than customary brokerage commissions for a similar-sized transactions. Notwithstanding the foregoing, privately negotiated "block" trades (i.e., a sale of at least 25,000 shares) shall be permitted to be made without the Sales Agent. Prior to completion of such a block trade, a Holder shall give the Company two (2) business days' notice of such proposed transaction and the Company shall have such period to purchase or arrange for the purchase of such shares on identical terms.

                  3.       MISCELLANEOUS.

         3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided in Section 3.2 below and elsewhere herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assign any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.2 TRANSFER OF RIGHTS. The rights granted to the Holder pursuant to
Section 1 may not be transferred or assigned, except if the Holder is a partnership or a business trust, it may transfer rights granted pursuant to
Section 1 to any of its partners or beneficiaries, as the case may be, to whom USDL Common Stock is transferred. In addition, any person may transfer such rights to an immediate family member simultaneously with the transfer of USDL Common Stock subject to the restrictions contained herein. In the event of any such transfers, for purposes of this Agreement, such permitted transferee shall be deemed to be the Holder of such shares of USDL Common Stock.

         3.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania without regard to principles of conflicts of law.

         3.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         3.6 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly delivered upon personal delivery, 48 hours after deposit in the United States mail, certified or registered mail, return receipt requested, or 24 hours after delivery to an overnight courier that guarantees next-day delivery:

                           (a)      If to a Holder, to:

                                    The address set forth on Schedule A hereof.

                                    with a copy to:

                                    Bernard D. Marcus
                                    Trustee, Allegheny Imaging Business Trust
                                    c/o Marcus & Shapira LLP
                                    One Oxford Center, 35th Floor
                                    301 Grant Street
                                    Pittsburgh, Pennsylvania
                                    Fax:  (412) 391-8758

                                    Ronald Saupe, Esq.
                                    Marcus & Shapira LLP
                                    One Oxford Center, 35th Floor
                                    301 Grant Street
                                    Pittsburgh, Pennsylvania
                                    Fax:  (412) 391-8758

or to such other person or address as the Holder shall furnish to the Company in writing.

                           (b)      If to the Company, to:

                                    Jeffrey A. Goffman, Chairman
                                    U.S. Diagnostic Labs Inc.
                                    777 South Flagler Drive
                                    West Tower, Suite 1006
                                    West Palm Beach, Florida  33401
                                    Fax:  (407) 833-8391

or to such other person or address as the Company shall furnish to the Holders in writing.

         3.7 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         3.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         3.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties hereto shall endeavor to replace any such unenforceable provision or provisions with a valid and enforceable provision or provisions which shall have substantially the same economic effect as the unenforceable provision or provisions.

         3.10 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                           U.S. DIAGNOSTIC LABS INC.


                           By:      /s/ Jeffrey A. Goffman
                                    ---------------------------------
                                    Jeffrey A. Goffman
                                    Chairman


                           HOLDERS:

 CENTRE COMMONS MRI, LTD.

Allegheny Imaging Business Trust
a Pennsylvania Business Trust, General Partner

By:    /s/ Bernard D. Marcus
      ----------------------------------
       Bernard D. Marcus, Trustee




Centre Commons MRI P.C. General Partner

By:    /s/ Richard B. Kasdan
       ------------------------------------
       Richard B. Kasdan, M.D., President

JEFFERSON MAGNETIC RESONANCE IMAGING

Allegheny Imaging Business Trust
a Pennsylvania Business Trust, General Partner

By:  /s/ Bernard D. Marcus
     -----------------------------------
     Bernard D. Marcus, Trustee


Jefferson MRI, Inc.

By:  /s/ Richard B. Kasdan
     -----------------------------------
     Richard B. Kasdan, M.D., President


MONROEVILLE IMAGING CENTER

Allegheny Imaging Business Trust
a Pennsylvania Business Trust, General Partner

By:  /s/ Bernard D. Marcus
     ----------------------------------
     Bernard D. Marcus, Trustee


Monroeville Imaging Center, P.C. General Partner

By:  /s/ Richard B. Kasdan
     ----------------------------------
     Richard B. Kasdan, M.D., President


MAGNETIC RESONANCE IMAGING OF WESTERN PA

Allegheny Imaging Business Trust
a Pennsylvania Business Trust, General Partner

By:  /s/ Bernard D. Marcus
     -----------------------------------
      Bernard D. Marcus, Trustee

MRI of Western Pennsylvania Inc., General Partner

By:  /s/ Ricgard B. Kasdan
     ------------------------------------
     Richard B. Kasdan, M.D., President


PITTSBURGH COMPUTERIZED TOMOGRAPHY ASSOCIATES

Allegheny Imaging Business Trust
a Pennsylvania Business Trust, General Partner

By:  /s/ Bernard D. Marcus
     -----------------------------------
     Bernard D. Marcus, Trustee


By:  /s/ Richard B. Kasdan
     -----------------------------------
     Richard B. Kasdan, M.D., President


SOUTH HILLS COMPUTERIZED TOMOGRAPHY ASSOCIATES

Allegheny Imaging Business Trust
a Pennsylvania Business Trust, General Partner

By:  /s/ Bernard D. Marcus
     -----------------------------------
     Bernard D. Marcus, Trustee

By:  /s/ Richard B. Kasdan
     -----------------------------------
     Richard B. Kasdan, M.D., President

                                   SCHEDULE A



NAME AND ADDRESS                                               NUMBER OF SHARES
- ----------------                                               ----------------

Centre Commons MRI, Ltd.                                           223,537
c/o Ronald F. Saupe, Esq.
Marcus & Shapira LLP
One Oxford Center, 35th Floor
301 Grant Street
Pittsburgh, PA 15219-6401

Jefferson Magnetic Resonance Imaging                               255,608
c/o Ronald F. Saupe, Esq.
Marcus & Shapira LLP
One Oxford Center, 35th Floor
301 Grant Street
Pittsburgh, PA 15219-6401

Magnetic Resonance Imaging of Western Pa.                           40,050
c/o Ronald F. Saupe, Esq.
Marcus & Shapira LLP
One Oxford Center, 35th Floor
301 Grant Street
Pittsburgh, PA 15219-6401

Monroeville Imaging Center                                         175,733
c/o Ronald F. Saupe, Esq.
Marcus & Shapira LLP
One Oxford Center, 35th Floor
301 Grant Street
Pittsburgh, PA 15219-6401

Pittsburgh Computerized Tomography Associates                        8,010
c/o Ronald F. Saupe, Esq.
Marcus & Shapira LLP
One Oxford Center, 35th Floor
301 Grant Street
Pittsburgh, PA 15219-6401

South Hills Computerized Tomography Associates                      47,062
c/o Ronald F. Saupe, Esq.
Marcus & Shapira LLP
One Oxford Center, 35th Floor
301 Grant Street
Pittsburgh, PA 15219-6401



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